March 25, 1998



IBJ Funds Trust
237 Park Avenue
New York, NY 10017

                  Re:      IBJ Funds Trust
                           Registration No. 33-83430
                           File No. 811-8738

Dear Sir or Madam:

                  As counsel to the IBJ Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

                  Based on our review, it is our view that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

                  In addition, it is our opinion that the securities being registered hereunder will, when sold, be legally issued, fully paid and non-assessable, and we hereby consent to the reference to our firm as Counsel in this Amendment.

                                                           Very truly yours,


                                                           /s/BAKER & McKENZIE
                                                             BAKER & McKENZIE